UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2016

CORPORATE CAPITAL TRUST II

(Exact name of registrant as specified in its charter)

Delaware	814-01108	47-1595504
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 22, 2016, Corporate Capital Trust II (the “Company”) entered into an Amendment (the “Amendment”) to the Expense Support and Conditional Reimbursement Agreement, as previously amended (collectively, the “Expense Support Agreement”) by and among the Company, CNL Fund Advisors II, LLC and KKR Credit Advisors (US) LLC (collectively, the “Advisors”). As previously reported, pursuant to the Expense Support Agreement, the Advisors jointly and severally agreed to pay up to 100% of the Company’s Operating Expenses (as defined in the Expense Support Agreement) until December 31, 2016 (the “Expense Support Payment Period”). Effective as of December 22, 2016, the Amendment extends the Expense Support Payment Period from December 31, 2016 to March 31, 2017.

No other modifications have been made to the terms and conditions of the Expense Support Agreement, as previously amended. The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01 of Form 8-K, and the full text of the Expense Support Agreement, which was previously filed as Exhibit (k)(4) to the Company’s Registration Statement on Form N-2 (File No. 333-199018) filed on October 1, 2015.

Item 8.01

Other Events.

In order to continue to maximize cash available for investment during the launch of the Company, the Advisors have provided written notice to the Company of their agreement to continue to waive all reimbursement of organizational and offering expenses to which they are entitled under the Advisory Agreement and Sub-Advisory Agreement, respectively, in connection with the Company’s gross capital raised before March 31, 2017 (“O&O Reimbursement Waiver”). Accordingly, the Company will not incur charges for organization and offering expenses through the period ending March 31, 2017. The O&O Reimbursement Waiver does not reduce the amount of organization and offering expenses incurred by the Advisors that are eligible for reimbursement in future periods.

Item 9.01

Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to the Expense Support Agreement dated as of December 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2016		CORPORATE CAPITAL TRUST II
a Delaware statutory trust

	By:	/s/ Steven D. Shackelford
Steven D. Shackelford President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to the Expense Support Agreement dated as of December 22, 2016